SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
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     and 0-11.
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          applies: __________________________________________________
     (2)  Aggregate number of securities to which transaction
          applies:  _________________________________________________
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          computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________________
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     Exchange Act Rule 0-11(a) (2) and identify the filing for
     which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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     (1)  Amount Previously Paid: ___________________________________
     (2)  Form, Schedule or Registration Statement No.: _____________
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     (4)  Date Filed: _______________________________________________








              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              To be held Monday, February 23, 2004




To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.

  You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181, on Monday, February 23, 2004, at 9:00 a.m., local time. Directions to the meeting can be obtained by contacting the Company's Investor Relations Department at One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181, or by calling (630) 954-0495.

The purpose of the meeting is:

    1.To elect six directors of the Company;
    2.To act upon such other matters as may properly be brought before the meeting.

  Shareholders of record at the close of business on December 29, 2003 will be entitled to vote at the meeting. Whether or not you are able to attend the meeting in person, please vote as soon as possible. You may vote by signing and mailing the enclosed proxy card in the envelope provided.

                               By Order of the Board of Directors


                               Nancy C. Frohnmaier
                               Secretary


Oakbrook Terrace, Illinois
January 16, 2004




                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the enclosed postage paid envelope so that your shares can be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.



              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                   Oakbrook Terrace, IL  60181



                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 16, 2004, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 23, 2004, at 9:00 a.m., local time, in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181.


                 VOTING RIGHTS AND SOLICITATION

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 5,120,776 outstanding on December 29, 2003, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated on the proxy card, the shares will be voted for election of the six nominees for director listed in this proxy statement. Proxies given may be revoked at any time before the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions or broker non-votes will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum. The six nominees for director receiving the highest number of votes cast will be elected directors of the Company; abstentions and broker non-votes will have no effect on the vote for the election of directors. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


                      ELECTION OF DIRECTORS

  Six directors are to be elected at the Annual Meeting, to serve until the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.


Nominees

   The following information is furnished with respect to each nominee for election as a director:

               Name and Age of Director Nominees,
         Their Primary Occupation and Other Information

HERBERT F. IMHOFF, JR., age 54 - Director of the Company since 1986; named Chairman of the Board and Chief Executive Officer in July 2001; has been President and Chief Operating Officer since February 1997 and had previously been Executive Vice President since 1986; has served as the Company's general counsel since 1982.

KENT M. YAUCH, age 57 - Director of the Company since July 2001;
was named Vice President in 2001 and has served as Chief
Financial Officer and Treasurer of the Company since 1996; had previously been Treasurer and Controller since 1991.

SHELDON BROTTMAN, age 69 - Director of the Company since 1991; is an attorney, and for more than ten years, has operated a real estate management and development business. Until December 1997, he was President and CEO of Jemm Wholesale Meat Co. in Chicago, Illinois.

DELAIN G. DANEHEY, age 69 - Director of the Company since 1995;
formerly with the auditing firm of Ernst & Young LLP for 31 years, and was a partner when he retired from the firm in 1991.

DENNIS W. BAKER, age 57 - Treasurer of CF Industries, Long Grove, Illinois, a chemical manufacturing company, where he has been employed for more than twenty-five years in various financial capacities. Mr. Baker joined the Company's Board in November 2000.

JOSEPH F. LIZZADRO, age 66 - Chairman Emeritus of L&H Company, Oak Brook, Illinois, an electrical contracting firm, where he had been employed since 1963. Mr. Lizzadro also serves as a director of Harris Bank, Oakbrook Terrace, Illinois, and Florence Corporation, Glendale Heights, Illinois. He joined the Company's Board in November 2000.

  All of the foregoing nominees are currently serving as directors of the Company and all were elected by the shareholders at the last Annual Meeting. Each of the above-named nominees has agreed to serve, if elected.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                2


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
29, 2003:

Name and Address         Amount and Nature of          Percent
of Beneficial Owner      Beneficial Ownership          of Class

Herbert F. Imhoff, Jr.         601,678 (1)              11.41
One Tower Lane, Suite 2100
Oakbrook Terrace, IL  60181

Mark L. Imhoff                 451,864 (2)               8.82
Clear Channel Worldwide
20880 Stone Oak Parkway
San Antonio, TX  78258

Brad A. Imhoff                 451,049 (3)               8.81
Spry Group, Inc.
1111 W. 22nd Street
Oak Brook, IL  60523

(1)  Includes 10,161 shares held by Mr. Imhoff, Jr.'s son and
152,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.

(2) Includes 26,400 shares held by the spouse and children of Mark L. Imhoff.

(3) Includes 24,100 shares held by the spouse and children of Brad A. Imhoff.


  The following information is furnished as of December 29, 2003, to indicate the beneficial ownership of the Company's outstanding Common Stock by each director and each "named executive officer," as defined below, individually, and all executive officers and directors as a group:

Name of                  Amount and Nature of          Percent
Beneficial Owner         Beneficial Ownership*        of Class

Herbert F. Imhoff, Jr.       601,678(1)                11.41
Kent M. Yauch                 43,444(2)                   **
Sheldon Brottman              61,851(3)                 1.20
Delain G. Danehey             28,456(3)                   **
Dennis W. Baker                8,460(4)                   **
Joseph F. Lizzadro            18,000(4)                   **
Marilyn L. White              10,000(5)                   **

All directors and executive  849,257(6)                15.67
officers as a group
(eight persons)

*Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.

** Represents less than 1%.

(1) Includes 10,161 shares held by Mr. Imhoff, Jr.'s son and 152,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.
(2) Includes 39,444 option shares exercisable within 60 days of record date.
(3) Includes 25,731 option shares exercisable within 60 days of record date.
(4) Includes 5,000 option shares exercisable within 60 days of record date.
(5) Represents options shares exercisable within 60 days of record date.
(6) Includes 10,161 shares held by Mr. Imhoff, Jr.'s son, and 299,832 shares exercisable by members of the group within 60 days of record date.

                                3


                DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held six meetings during the last fiscal year, and acted once by unanimous written consent. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period.

  The members of the Board of Directors are expected to attend the Company's Annual Meeting of Shareholders. All of the
Directors were present at the prior year's annual meeting, which was held on February 24, 2003.

  The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors because the Company has had the practice of forwarding to the Directors any shareholder correspondence it receives that is addressed to the Directors. Shareholders who wish to communicate with the Directors may do so in writing. Correspondence should be sent to the Company's Corporate Headquarters at One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois 60181.


Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the Committee may be called or requested by the Chairman of the Board or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purpose of transacting Committee business. No Executive Committee meetings were held in fiscal 2003.

Audit Committee
  The Audit Committee is presently composed of four non-employee directors: Delain G. Danehey (Chairman), Dennis W. Baker, Sheldon Brottman and Joseph F. Lizzadro. The Board of Directors has determined that each of the members of this committee is an "independent director" as defined by the rules of the American Stock Exchange. The Board of Directors has also determined that Mr. Danehey and Mr. Baker are each an "audit committee financial expert" as defined in Item 401 of Regulation S-K. An Audit Committee Charter was adopted by the Board of Directors during the 2000 fiscal year. In November 2003, the Board of Directors adopted and approved an amended Charter, which is attached to this proxy statement as Exhibit A. The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and its internal accounting controls. In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met twice during fiscal 2003.


Compensation and Stock Option Committee
  The Compensation and Stock Option Committee is presently composed of four non-employee directors: Sheldon Brottman (Chairman), Dennis W. Baker, Delain G. Danehey and Joseph F. Lizzadro. The Board of Directors has determined that each of the members of this committee is an "independent director" as defined by the rules of the American Stock Exchange. The Committee reviews and establishes the Company's compensation policies and practices, including salary and incentive compensation programs for senior executives of the Company and also oversees the administration of the Company's stock option plans. The Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Compensation and Stock Option Committee met two times during fiscal 2003.

                                4


Nominating Committee
  The Company's By-Laws authorize the Board of Directors, acting as a whole, to consider nominees for director, and to determine the slate of directors to be submitted to the shareholders at the Annual Meeting. Therefore, the Board of Directors does not have a nominating committee or a nominating committee charter. A majority of the members of the Board of Directors are an "independent director" as defined by the rules of the American Stock Exchange.


Nominations for Directors

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not later than sixty days before the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

  In the past, candidates for director have been identified by recommendations from other directors and officers of the Company. The Board of Directors also considers nominations by shareholders that are presented through the above process. There were no nominations received from shareholders for consideration at the Annual Meeting.

  In evaluating candidates to serve on the Company's Board of Directors, consideration is given to the level of experience, financial literacy and business acumen of the candidate. The
Board considers nominees for director that are made by shareholders on the same basis as all other nominees.



Executive Officers of the Company

  All executive officers are elected annually by the Board of Directors at the first meeting of the Board held following each annual meeting of shareholders, and they hold office until their successors are elected and qualified. The executive officers of the Company are as follows:

Name and Age                   Position and Other Information

HERBERT F. IMHOFF, JR. (54)    Chairman of the Board and Chief
                               Executive Officer, and President
                               and Chief Operating Officer.

MARILYN L. WHITE (53)          Vice President.  Elected Vice
                               President in 1996, she is responsible
                               for the Company's branch operations.

KENT M. YAUCH (57)             Vice President, Chief Financial
                               Officer and Treasurer.

NANCY C. FROHNMAIER (59)       Vice President since 1995 and
                               Corporate Secretary since 1985.

                                5


Code of Ethics

   The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer.


Section 16(a) Beneficial Ownership Reporting Compliance

  Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Common Stock. Based solely on review of the copies of these reports furnished to the Company and written representation that no other reports were required, the Company believes that during the 2003 fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.



        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the individual serving as the Company's Chief Executive Officer during fiscal 2003 and the other two most highly-compensated individuals serving as executive officers at the end of the 2003 fiscal year. These individuals are sometimes herein referred to as the "named executive officers."

                   Summary Compensation Table

                                               Long-Term
                                               Compensation
                                               Awards -
Name and                           Annual      Securities   All Other
Principal             Fiscal    Compensation   Underlying   Compen-
Position                Year   Salary    Bonus Options*     sation**

Herbert F. Imhoff, Jr.  2003  $360,000  $   --        --    $33,000
Chairman and Chief      2002   435,000      --   102,193     36,750
Executive Officer, and  2001   325,672      --    75,000      2,550
President and Chief
Operating Officer

Marilyn L. White        2003  $162,000  $   --        --    $ 8,430
Vice President          2002   177,000      --    61,098      9,255
                        2001   180,000      --    10,000      2,663

Kent M. Yauch           2003  $144,000  $   --        --    $ 7,493
Vice  President, Chief  2002   157,333      --    39,444      8,356
Financial Officer and   2001   155,833      --     7,500      2,488
Treasurer

* The number of stock option awards for fiscal 2002 includes options granted pursuant to the Company's 2002 tender offer to exchange previously outstanding stock options.

**Amounts represent the Company's contributions to the Company's
401(k) plan and deferred compensation plan.

                                6


Stock Option Exercises and Fiscal Year-End Stock Option Values

  The following table shows information with respect to each named executive officer concerning unexercised options held as of September 30, 2003, none of which were in-the-money. No options were exercised by any named executive officer during fiscal 2003.

            Aggregated Fiscal Year-End Option Values

                                   Number of Securities Underlying
                                   Unexercised Options at F/Y End
          Name                     Exercisable       Unexercisable

          Herbert F. Imhoff, Jr.     152,193                 --
          Marilyn L. White                --             61,098
          Kent M. Yauch               39,444                 --


Compensation of Directors

  During the last fiscal year, directors, who were not full-time employees of the Company, were compensated at the rate of $1,000 per month. Compensation for non-employee Executive Committee members is $1,000 per meeting; however, no Executive Committee meetings were held in fiscal 2003. Since Audit Committee and Compensation and Stock Option Committee meetings are held in conjunction with regular Board meetings, Committee members receive no additional fee for serving on these Committees.


Employment Agreements

  Herbert F. Imhoff, Jr. has an employment agreement with the Company, effective August 1, 2001, to serve as Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer. Mr. Imhoff, Jr.'s agreement provides for a continuous three-year term of employment, at a minimum annual base salary of $450,000. Under the terms of the agreement, Mr. Imhoff, Jr. is also eligible to earn an annual performance bonus and is entitled to receive certain perquisites and benefits. In the event the Company would terminate his employment for any reason other than for cause, Mr. Imhoff, Jr. would be entitled to continue to receive compensation and benefits for a period of three years. Effective August 1, 2002, Mr. Imhoff, Jr.'s agreement was amended to reflect his offer to waive 20% of his base salary for an indefinite period of time.

  The Company has employment agreements with Marilyn L. White and Kent M. Yauch. Under the terms of their agreements, these employees would be entitled to continuation of base salary for a one-year period as well as continuation of certain employee welfare benefits, if their employment were terminated following a change in control of the Company.


Compensation Committee Interlocks and Insider Participation

  No member of the Compensation and Stock Option Committee during fiscal 2003 was ever an officer or employee of the Company. During fiscal 2003, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that had any of its executive officers serving on the Company's Board of Directors or Compensation and Stock Option Committee.

                                7


       REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                      ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee is responsible for reviewing and recommending to the Board for approval, the compensation plans for the Company's Chief Executive Officer. This compensation review and evaluation considers the executive's performance and contributions, and in doing so, compares the overall performance of the Company with others in its industry, while also taking into account general economic and competitive conditions. The Committee also administers the Company's stock option plans and reviews and approves stock option grants to executive officers and other employees of the Company.

  The Chief Executive Officer establishes compensation programs covering the other executive officers of the Company, and the Committee reviews these programs on an annual basis.

  It is the goal of the Company's compensation programs to establish compensation levels that will enable the Company to retain talented individuals and motivate them to achieve stated objectives while providing them with competitive compensation opportunities based on their personal performance and contributions to the Company's success. To achieve this, the Company has compensation programs for its executive officers that consist of three primary components: base salary, annual performance bonus and long-term incentives.

Base Salary
  Salaries for executive officers are based on competitive factors such as salary levels for comparable positions at other companies, as well as subjective factors which include the individual's scope of responsibility, experience, and contributions. Salaries are reviewed on an annual basis, and any discretionary adjustments to an executive officer's base salary are based upon the performance of the individual and the Company, and may take into consideration inflationary trends. As of August 2002, all of the executive officers of the Company voluntarily requested reductions in their base salary for an indefinite period, and the Committee agreed to honor their requests. There were no further adjustments of base salary for any of the executive officers during fiscal 2003.


Annual Performance Bonus
  The Company has an executive bonus plan for the Chief Executive Officer which provides a bonus formula based upon: 1) the achievement of certain profit goals for the Company and, 2) the level of performance improvement. In addition, the Company had a similar bonus plan in effect during fiscal 2003 covering the regional vice presidents, under which those executives were eligible to receive a bonus based upon their respective region's profits that exceeded specified levels. Under the established bonus formulas for fiscal 2003, no bonuses were earned by any executive officer.


Long-Term Incentives
  The Company has a deferred compensation plan covering its executive officers. Under the plan, as determined by the Committee, the Company contributes a percentage of each participant's base salary to a trust under a defined contribution arrangement. The participants direct the investments of the trust, and the Company does not guarantee investment performance. Participant account balances are payable upon retirement or termination from the Company, subject to certain vesting requirements. All of the participants in the plan voluntarily requested that the Company temporarily suspend the contributions being made to the plan on their behalf, and as a result, the Company's Directors approved a temporary suspension of all contributions to the plan, effective June 1, 2003.

  As an additional incentive to improve performance, the Committee may grant stock options to the executive officers of the Company from time to time, pursuant to stock option plans that were approved by the shareholders. It is the policy of the Committee to grant stock options that have an exercise price equal to the fair market value of the Company's common stock on the date of grant, and thus reward the recipient only if the Company's stock price appreciates above the price on the date of grant. No stock options were granted by the Committee to any executive officer in fiscal 2003.

                                8


Compensation of the Chairman of the Board and Chief Executive
Officer
  On an annual basis, the Committee reviews the compensation of Herbert F. Imhoff, Jr., the Chairman of the Board and Chief Executive Officer. Mr. Imhoff, Jr. has an employment agreement with the Company which provides for a minimum annual base salary of $450,000, contributions to the Company's deferred compensation plan and certain other benefits. Under this agreement, Mr. Imhoff, Jr. is also eligible to earn annual performance bonuses under the Company's executive bonus plan. As of August 2002, Mr. Imhoff, Jr. voluntarily requested a 20% reduction in his base salary for an indefinite period, and the Committee agreed to honor his request.

  Mr. Imhoff, Jr.'s bonus plan for fiscal 2003 was based upon the Company achieving certain performance levels for the year. Since the specific goals were not achieved, Mr. Imhoff, Jr. earned no bonus award during fiscal 2003. The Company contributed 10% of Mr. Imhoff Jr.'s base salary under its deferred compensation plan during fiscal 2003, until contributions were suspended as of June 1, 2003. No new stock options were awarded to Mr. Imhoff, Jr. during fiscal 2003.


Compensation and Stock Option Committee of the Board of Directors
                Sheldon Brottman, Committee Chair
                         Dennis W. Baker
                        Delain G. Danehey
                       Joseph F. Lizzadro



Performance Graph

  The following graph compares the cumulative total return of the Company's common stock with that of a Peer Group Index and the Russell 2000 Index. The graph assumes an investment of $100 on September 30, 1998 and that all dividends were reinvested.

  The Peer Group consists of Alternative Resources Corporation,
Comforce Corporation, Headway Corporate Resources, Inc., K-force,
Inc. and SOS Staffing Services, Inc.

  The stock performance of Headway Corporate Resources, Inc. is included only through September 21, 2003, at which time the company filed for bankruptcy and submitted a request to cease being a publicly traded company. The stock performance of SOS Staffing Services, Inc. is included only through September 10, 2003. On September 11, 2003, SOS announced its intent to merge with a privately held company.


          Comparison of 5 Year Cumulative Total Return
               Assumes Initial Investment of $100
                      on September 30, 1998

                (PERFORMANCE GRAPH APPEARS HERE)

                      Total Return Analysis

                       1998     1999     2000     2001     2002     2003
General Employment  $100.00  $ 72.42  $ 64.93  $ 29.98  $ 15.20  $ 17.95
Peer Group          $100.00  $ 49.24  $ 20.52  $ 21.60  $ 13.26  $ 27.71
Russell 2000        $100.00  $119.15  $147.29  $116.26  $105.46  $143.96

                                9




             RELATIONSHIP WITH INDEPENDENT AUDITORS

  The Audit Committee of the Company's Board of Directors engaged BDO Seidman, LLP to serve as the Company's independent auditors and to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2004. The appointment of BDO Seidman, LLP was effective as of December 23, 2003.

  During the Company's two most recent fiscal years, and subsequently to the effective date of their appointment, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specific transaction or regarding the type of opinion that might be rendered on the Company's financial statements.

  Ernst & Young LLP served as the Company's independent auditors for the year ended September 30, 2003, and had served in that capacity since 1985. Ernst & Young LLP was dismissed as the Company's independent auditors effective as of December 23, 2003.

  During the Company's two most recent fiscal years, and subsequently to the effective date of their dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  The audit reports of Ernst & Young LLP for the Company's two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, or an opinion that was qualified or modified as to uncertainty, audit scope or accounting principles.

  Representatives of BDO Seidman, LLP and Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Principal Accountant Fees and Services

  The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the two most recent fiscal years:

                                      2003      2002

     Audit fees                    $63,000   $58,000
     Audit-related fees              8,000    15,400
     Tax fees                        2,230     2,570
     All other fees                     --        --


  "Audit fees" consist of fees billed for services rendered for the audit of the Company's consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company's Form 10-Q
Quarterly Reports.

  "Audit-related fees" consist of fees billed for services rendered that are reasonably related to the audit of the Company's consolidated financial statements and are not included in "audit fees." These services include audits of the Company's retirement plan and consultations regarding financial accounting and reporting standards.

  "Tax fees" consist of fees billed for services rendered for tax consulting.

  The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors, and to not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

                               10

     REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

  The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2003.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

  The Audit Committee has also discussed with representatives of BDO Seidman, LLP their proposal to serve as independent auditors of the Company for the year ending September 30, 2004, and based on these discussions, the Committee approved the selection of BDO Seidman, LLP.

            Audit Committee of the Board of Directors
               Delain G. Danehey, Committee Chair
                         Dennis W. Baker
                        Sheldon Brottman
                       Joseph F. Lizzadro



                          OTHER MATTERS

Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 19, 2004. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

  In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company's By-Laws. The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received by the Secretary of the principal executive offices of the Company not less than 30 days nor more than 60 days before the meeting. The shareholder must also comply with certain other provisions set forth in the Company's By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company's By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at Oakbrook Terrace Tower, One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois 60181.

                               11


Availability of Form 10-K

  The Company will furnish, upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-K including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to:

                    Investor Relations Department
                    General Employment Enterprises, Inc.
                    Oakbrook Terrace Tower
                    One Tower Lane, Suite 2100
                    Oakbrook Terrace, Illinois  60181
                    or E-mail to invest@genp.com


Other Business

  At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

                               12



                           APPENDIX A

                     AUDIT COMMITTEE CHARTER

                           As Amended
                        November 24, 2003


Organization
This charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be members of, and appointed by, the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiary, and meet the independence requirements of the American Stock Exchange listing standards. All Committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by SEC regulations.

Purpose
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities
The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decision of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the independent auditors describing:

-   The firm's internal quality control procedures.

- Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

- All relationships between the independent auditors and the Company (to assess the auditor's independence).

In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

The Committee shall meet separately periodically with management, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management's response.

The Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

The Committee shall review and discuss earnings press releases, as well as financial information provided to analysts prior to their release. The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of these reviews.

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall review corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare a report to be included in the Company's annual proxy statement, as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.



                           APPENDIX B


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, JR. and SHELDON BROTTMAN, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 23, 2004 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1.   Election of Directors, Nominees:
     D. W. Baker, S. Brottman, D. G. Danehey, H. F. Imhoff, Jr.,
     J. F. Lizzadro, K. M. Yauch

                       For, except vote withheld
FOR ___  WITHHOLD ___  from the following nominee(s): ______________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.


This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of Directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              __________________________________

                              __________________________________
                              SIGNATURE(S)

                              DATED:______________________, 2004
                                     (PLEASE INSERT DATE)